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                   RHYTHMS ANNOUNCES ORGANIZATIONAL CHANGES


ENGLEWOOD, Colo., April 3, 2001-- Rhythms NetConnections Inc.(TM)
(Nasdaq: RTHM), an international provider of broadband communication services, announced today that Catherine Hapka, Rhythms' TM Chairman and Chief Executive Officer, has resigned as an officer and director of the Company, effective as of April 2, 2001. Ms. Hapka's last day at the Company will be May 1, 2001. Steve Stringer, Rhythms' President and Chief Operating Officer, has assumed the responsibilities of CEO and will retain his current title.

Mr. Stringer said, "On behalf of all Rhythms' employees, I want to thank Catherine for her vision and many contributions to the Company over the past four years."

Mr. Stringer, 46, has been Rhythms' President and COO since May 1999. Prior to joining Rhythms, Mr. Stringer served in various positions at GE Capital from 1996 to May 1999, most recently as Global Chief Operating Officer of GE Capital IT Solutions. Before that, Mr. Stringer served in various positions at Ameridata from 1991 until 1996, the year in which it was acquired by GE Capital.

Ms. Hapka said, "I believe Steve Stringer has the ability to lead Rhythms through the challenges that lie ahead."

Mr. Kevin Compton, a member of the Rhythms' Board of Directors, said, "On behalf of the Board, we want to thank Catherine Hapka for her service to the Company and to express our complete confidence in, and our total support for, Steve Stringer and our Executive Vice President and Chief Financial Officer, Jay Braukman. We have a very talented senior management team in place that is ready to lead Rhythms forward."


About Rhythms

Based in Englewood, Colo., Rhythms NetConnections Inc. (Nasdaq: RTHM) provides DSL-based, broadband communication services to businesses and consumers. Telecommunications
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services for Rhythms are provided by Rhythms Links Inc., a wholly owned subsidiary of Rhythms. For more information, call 1-800-RHYTHMS (1-800-749-
8467), or visit the company's Web site at www.rhythms.com.
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Rhythms, Rhythms NetConnections and (any product names for which trademark applications have been filed) are trademarks of Rhythms NetConnections Inc. Copyright (C) 2001 Rhythms NetConnections Inc. All rights reserved. Unauthorized reproduction, preparation of a derivative work, distribution, public display or performance, storage in any information retrieval systems, or transmission of this copyrighted work, in whole or in part, may subject the user to civil liability and/or criminal penalties.

The statements contained in these materials which are not historical facts may contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. Such statements are indicated by words or phrases such as "anticipate," "estimate," "projects," "believes," "intends," "expects" and similar words and phrases. The following are important factors that could cause Rhythms' actual results to differ materially from those expressed or implied by such forward looking statements: the highly competitive nature of the DSL market; the rapid rate of technological change in the telecommunications industry; Rhythms' history of operating losses and the unproven nature of its business model; customer agreements are generally non-exclusive and terminable by the customer on short notice; several customers are young, emerging companies that are not fully funded; Rhythms' existing capital structure may affect its ability to raise additional capital or to service its existing debt and preferred stock obligations in the future; Rhythms' dependence on incumbent carriers for collocation and transmission facilities and on unrelated strategic third parties for certain sales and marketing services, equipment installation and fiber optic transport facilities; the need to retain and attract key personnel; and other economic, business, competitive and governmental and/or regulatory risks detailed in Rhythms' filings with the Securities and Exchange Commission. Rhythms undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements after the date hereof or to reflect the occurrence of unanticipated events.